UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported) May 11, 2009

ELECTRONIC ARTS INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	0-17948	94-2838567
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

209 Redwood Shores Parkway, Redwood City, California 94065-1175

(Address of Principal Executive Offices) (Zip Code)

(650) 628-1500

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Appointment of New Director

On May 7, 2009, Jeff Huber, Senior Vice President of Engineering at Google Inc., was appointed to the Board of Directors (the “Board”) of Electronic Arts Inc. (the “Company”) as an independent director. The authorized size of the Board has been increased from nine to ten directors.

Mr. Huber shall receive an annual retainer as a non-employee director of $50,000. In addition, Mr. Huber has been granted an option grant to purchase 17,500 shares of the Company’s common stock and 2,500 restricted stock units issued under the Company’s 2000 Equity Incentive Plan. Both awards vest over the next four years. The exercise price of the stock options will be the closing price of the Company’s common stock on May 7, 2009, the effective date of Mr. Huber’s appointment.

Mr. Huber has entered into the Company’s standard form of Indemnity Agreement, which provides for indemnification of a director to the maximum extent allowed by Delaware law.

A press release announcing Mr. Huber’s appointment to the Board is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Adoption of Electronic Arts Discretionary Bonus Plan

On May 6, 2009, the Compensation Committee of the Board adopted the Electronic Arts Discretionary Bonus Plan (the “Plan”), which amends and restates the Electronic Arts Annual Bonus Plan.

The material features of the Plan are summarized below. This summary does not purport to be complete and is qualified in its entirety by reference to the full text of the Plan, a copy of which is filed as Exhibit 10.1 hereto and is incorporated by reference herein.

Purpose. The Plan is a cash bonus plan, which is intended to attract, motivate and retain talent by providing eligible employees with incentive compensation based upon the achievement of selected performance goals.

Eligibility. Generally, regular status employees, including executive officers, of the Company (and its subsidiaries and affiliates), who are chosen solely at the discretion of the Company are eligible to participate in the Plan. Any bonus payment provided for under the Plan is completely discretionary, and is not considered earned or accrued by a participant until it is actually paid. If an eligible employee’s employment with the Company terminates for any reason prior to the date a bonus payment is made, he or she will not be eligible to receive any bonus payment.

Administration. The Plan is administered by the Company’s Compensation Committee, which has the authority, in its discretion, to make any and all decisions regarding the administration and interpretation of the Plan, determine eligibility for participation, establish bonus components and performance measures for such components, and determine the bonus payment amounts, if any, to be paid under the Plan. The Plan may be amended or terminated at any time. The Compensation Committee may delegate its authority to a Plan administrative committee or Company management; provided, however, that the Compensation Committee may not delegate authority to approve the payment of any bonuses under the Plan to individuals serving as “officers” of EA, as such term is used in Section 16 of the Securities Exchange Act of 1934, as amended.

Determination and Payment of Bonuses. Each Plan participant has an annual target bonus amount that is expressed as a percentage of his or her annual base salary. A participant’s actual bonus payment amount for a designated performance period is determined with reference to one or more of the following factors: (i) the participant’s annual target bonus; (ii) the participant’s individual performance, (iii) the Company’s financial performance as compared to pre-determined performance targets; (iv) the participant’s business unit’s performance as compared to pre-determined targets; and (v) such other business-related performance measures as the

Company deems appropriate to accomplish a business purpose. The particular performance measures applicable to a participant, and the weight of each such performance measure as a percentage of the participant’s annual bonus target, depend on the participant’s job position within the Company and the amount of bonus-eligible time he or she worked during the applicable performance period. The bonus amount payable to a participant under the Plan will be calculated after the end of the applicable performance period and will be based on the actual level of achievement of each applicable performance measure. In the event a performance measure is achieved above the pre-determined targets, the bonus payable for that component could exceed 100% of the target payment applicable to that component but not more than 200%. In the case of extraordinary job performance and with CEO approval, a participant may receive up to a maximum bonus payment of 300% of base salary.

Bonuses will be based on performance during the period covering the second through fourth quarters of the fiscal year ending March 31, 2010, with actual bonus payouts determined based on (i) the Company’s financial performance (based on revenue and an adjusted measure of non-GAAP earnings) as compared to pre-determined performance targets for this three-quarter period, (ii) for some groups, the participant’s business unit’s performance as compared to pre-determined targets for the three-quarter period, and (iii) the participant’s individual performance during the three-quarter period.

For the performance period covering the first quarter of the fiscal year ending March 31, 2010, the Company has adopted a bonus program based on certain targets for the quarter. All regular status employees, including executive officers, of the Company (and its subsidiaries and affiliates), are eligible to participate in the program. Payments made pursuant to the program will be shared equally by all plan participants if the targets for the quarter are achieved. If the targets are not achieved, no amounts would be paid under the plan and if the Company distributed the maximum amounts payable under the program, each participant would receive a nominal payment.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On May 7, 2009, the Board, upon the recommendation of the Nominating and Governance Committee, approved and adopted amendments to the Company’s Bylaws (“Bylaws”).

The amendments:

•	revise the advance notice provisions to clarify the scope of the requirements and to address certain operational issues relating thereto;

•

require a stockholder to disclose additional information regarding the stockholder’s interest in the matters being proposed and interests of the stockholder and its associates in the Company’s stock, including disclosure of agreements that involve hedging, short positions and similar arrangements and agreements, which involve acquiring, voting, holding or disposing of the Company’s stock and to update such information as required; and

•

require that a stockholder nominating a person for election as a director include in the advance notice certain information to enable the Company to determine whether the proposed nominee qualifies as an independent director or an audit committee financial expert.

The amendments to the Bylaws became effective on May 7, 2009. The Company’s Amended and Restated Bylaws are attached hereto as Exhibit 3.1 and are incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

Exhibit No.	Description

3.1	Amended and Restated Bylaws of Electronic Arts Inc.

10.1	Electronic Arts Discretionary Bonus Plan

99.1	Press Release Announcing Jeff Huber’s Appointment to the Board of Directors of Electronic Arts Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ELECTRONIC ARTS INC.

Dated: May 11, 2009	By:	/s/ Eric F. Brown
Eric F. Brown Executive Vice President, Chief Financial Officer

INDEX TO EXHIBITS

Exhibit No.	Description

3.1	Amended and Restated Bylaws of Electronic Arts Inc.

10.1	Electronic Arts Discretionary Bonus Plan

99.1	Press Release Announcing Jeff Huber’s Appointment to the Board of Directors of Electronic Arts Inc.